                                                                    Exhibit 11.1

                           ML MACADAMIA ORCHARDS, L.P.
             COMPUTATION OF NET INCOME PER CLASS A UNIT (UNAUDITED)
                      (in thousands, except per unit data)

                                            THREE MONTHS                        SIX MONTHS
                                            ENDED JUNE 30,                     ENDED JUNE 30,
                                     -------------------------           ------------------------
                                       1999             1998               1999             1998
                                     -------          -------            -------          -------
Net income (loss)                    $    16          $(1,227)           $   557          $  (558)

Class A Unitholders
  (ownership percentage)               x  99%          x   99%            x   99%          x   99%
                                     -------          -------            -------          -------

Net income (loss) allocable
  to Class A Unitholders             $    16          $(1,215)           $   551          $  (552)
                                     -------          -------            -------          -------
                                     -------          -------            -------          -------


Class A Units outstanding              7,500            7,500              7,500            7,500
                                     -------          -------            -------          -------
                                     -------          -------            -------          -------

Net income (loss)
  per Class A Unit                   $     -          $ (0.16)           $  0.07          $ (0.07)
                                     -------          -------            -------          -------
                                     -------          -------            -------          -------
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